SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 5, 2012, between InspireMD, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Haynes and Boone, LLP, with offices located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112.

“Contingent Obligation” shall have the meaning ascribed to such term in Section 3.1(aa).

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the 8% Original Issue Discount Senior Secured Convertible Debentures due, subject to the terms therein, two years from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Deposit Account Control Agreement” means the deposit account control agreement, dated the date hereof, among the Company, HUG Funding LLC, as Agent, and Bank Leumi USA.

“Escrow Agent” means Law Debenture Trust Company of New York, with offices at 400 Madison Avenue, Suite 4D, New York, New York 10017.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and Oppenheimer & Co. Inc. pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 “Exempt Issuance” means the issuance of  (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset (including, but not primarily, securities) in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) securities issuable pursuant to agreements existing as of the date hereof, as listed on Schedule 3.1(g), provided that such agreements have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Genesis” means Genesis Capital Advisors LLC or any of its Affiliates.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Israeli Subsidiary” means InspireMD Ltd., an Israeli company and wholly owned subsidiary of the Company.

“Israeli Security Agreement” means the Israeli Security Agreement, dated the date hereof, among the Company, the Israeli Subsidiary and the Purchasers, in the form of Exhibit E attached hereto.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Legend Removal Qualification Event” shall have the meaning ascribed to such term in Section 4.1(c).

“Lien” means a lien, charge, pledge (fixed or floating), security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Medical Device” shall mean any instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including a component part, or accessory which is: recognized in the official National Formulary, or the United States Pharmacopoeia, or any supplement to them, intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals, or intended to affect the structure or any function of the body of man or other animals, and which does not achieve any of its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes or other non-drug based medical related technology or product developed, manufactured, marketed or distributed by the Company as of the date hereof.

“Meitar” means the law firm of Meitar Liquornik Geva & Leshem Brandwein, with offices at 16 Abba Hillel Road, Ramat Gan, 52506, Israel.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agents” shall mean Oppenheimer & Co. Inc., JMP Securities Inc. and Palladium Capital Advisors, LLC, in each case in their capacities as placement agents for the offering of the Securities on a best efforts basis.

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal such Purchaser’s Subscription Amount divided by 0.94.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit G attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Debentures, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

 “Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Security Documents” shall mean the Security Agreement, the Subsidiary Guarantees, the Israeli Security Agreement, the Deposit Account Control Agreement and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts and evidence of all mortgage or other required filings necessary to perfect the first priority security interest in the Company’s and its Subsidiaries’ Intellectual Property Rights (such filings, the “US IP Filings”) and fixed and floating pledges in the assets of the Israeli Subsidiary as provided in the Israeli Security Agreement, including all filing receipts and evidence of all required filings necessary to perfect the fixed pledge over the Israeli Subsidiary’s Intellectual Property Rights (such filings, the “Israeli IP Filings” and, together with the US IP Filings, the “IP Filings”).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

 “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased at the Closing and as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) (including the Israeli Subsidiary) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantees” means the Subsidiary Guarantees, dated the date hereof, by each Subsidiary in favor of the Purchasers, in the form of Exhibit F attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTCQB over-the-counter bulletin board service maintained by OTC Markets Group Inc. (or any successors to any of the foregoing).

 “Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Security Agreement, the Israeli Security Agreement, the Subsidiary Guarantee, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Action Stock Transfer Corp., the current transfer agent of the Company, with a mailing address of 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and a facsimile number of (801) 274-1099, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest and other amounts on the Debentures in accordance with the terms of the Debentures.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“VWAP” means, for any date, when the price determined by the first of the following clauses that applies: (a) if the Common Stock is listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years from the Closing Date, in the form of Exhibit B attached hereto. The Placement Agents and/or their designees are also receiving placement agent warrants as compensation for services rendered in connection with the transactions set forth herein, which warrants shall also constitute “Warrants” for all purposes hereunder.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $11,702,127 in principal amount of the Debentures.  Each Purchaser shall deliver to the Escrow Agent via wire transfer or a certified check of immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Debenture and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Meitar or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, substantially in the form of Exhibit C-1 attached hereto and a legal opinion of Kafri Leibovich, Law Office, Israeli counsel to the Company, substantially in the form of Exhibit C-2 attached hereto, in each case addressed to the Purchasers and the Placement Agents;

(iii)           a Debenture with a principal amount equal to such Purchaser’s Principal Amount, registered in the name of such Purchaser;

(iv)           a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which the Debenture issued to such Purchaser would be convertible at the Closing, with an exercise price equal to $1.80 per share of Common Stock, subject to adjustment as set forth therein;

(v)           the Registration Rights Agreement duly executed by the Company;

(vi)           the Security Agreement and the Israeli Security Agreement, each duly executed by the Company and each Subsidiary party thereto, along with all of the Security Documents, including the Subsidiary Guarantee, duly executed by the parties thereto; and

(vii)            evidence of the IP Filings, including true and complete copies of the documents evidencing the IP Filings.

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered the following:

(i)           to the Company, this Agreement duly executed by such Purchaser;

(ii)           to the Escrow Agent, such Purchaser’s Subscription Amount by wire transfer or certified check to the account specified in the Escrow Agreement;

(iii)           to the Company, the Registration Rights Agreement, duly executed by such Purchaser; and

(iv)           to the Company, the Security Agreement and Israeli Security Agreement, each duly executed by such Purchaser.

2.3           Closing Conditions.

(a)             The obligations of the Company hereunder in connection with each Purchaser in respect of the Closing are subject to the following conditions being met:

(i)           the accuracy in all respects at the time of the Closing of the representations and warranties of such Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing shall have been performed; and

(iii)           the delivery by such Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)             The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all respects when made at the time of the Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(v)           the Purchasers shall have completed to their satisfaction their due diligence investigation of the Company.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules only to the extent such disclosure is reasonably apparent on its face, without any independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to such other representations, the Company hereby makes the following representations and warranties to each Purchaser and to the Placement Agents:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and, in those jurisdictions in which a concept of good standing exists, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws, articles of association or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company and each of the Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and each of the Subsidiaries, to the extent it is a party thereto, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company or such Subsidiary, as applicable, and no further action is required by the Company, the Board of Directors, the Company’s stockholders or any of the Subsidiaries in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and each Subsidiary and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company or such Subsidiary enforceable against the Company or such Subsidiary in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance by the Company and each of the Subsidiaries of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, articles of association or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  None of the Company or any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) to the extent required, the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued and free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof and any and all options, warrants or other rights to purchase shares of Common Stock, together with a summary description of the material terms of such options, warrants and other rights. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents or future transactions of the type contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth on Schedule 3.1(g), all of the outstanding shares of capital stock of the Company or any predecessor of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Assuming the Company files all of the required SEC Reports, Rule 144 shall be available for the resale of securities issued by the Company after April 6, 2012. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)           Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) could adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment or consulting contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment or engagement of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all Israeli and German laws and regulations and all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to, nor do any of its employees benefit from, whether pursuant to applicable employment laws, regulations, extension orders ("tzavei harchava") or otherwise, any agreement, arrangement, understanding or custom with respect to employment (including, without limitation, termination thereof), other than the minimum benefits and working conditions required by law to be provided pursuant to rules and regulations of the Histadrut (General Federation of Labor), the Coordinating Bureau of Economic Organization and the Industrialists' Association or extension orders that apply to all employees in Israel or to all employees in the Company's industry in Israel. The severance pay due to the Employees is fully funded or provided for in accordance with generally accepted accounting principles, consistently applied.

(l)           Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  Except with respect to Medical Device Permits, which are covered by Section 3.1(pp), the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.  The Israeli Subsidiary has not received any funding from the Office of Chief Scientist in the Israeli Ministry of Industry and Trade.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, knowhow, inventions, copyrights, licenses, governmental authorizations and other intellectual property rights and similar rights (collectively, the “Intellectual Property Rights”) as described in the SEC Reports as necessary or required for use in connection with their respective businesses.  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Company’s Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within five (5) years from the date of this Agreement, except for such expiration, termination or abandonment that could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Company’s Intellectual Property Rights violate or infringe upon the Intellectual Property Rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.  The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties. There are no third parties who have or, to the Company’s knowledge, will be able to establish, rights to any of the Company’s Intellectual Property Rights, except for the ownership rights of the owners of the Intellectual Property Rights which is licensed or assigned to the Company.  There is no patent or, to the knowledge of the Company, patent application that contains claims that interfere with the issued or pending claims of any of the Company’s Intellectual Property Rights.  There is no prior art that may render any patent application owned by the Company as part of its Intellectual Property Rights unpatentable that has not been disclosed to the U.S. Patent and Trademark Office or any equivalent non-U.S. body.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount set forth on Schedule 3.1(p). Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)           Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(s)           Certain Fees.  Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Company’s principal Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)           Registration Rights.  Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(w)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate or which to its knowledge is likely to have the effect of terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth on Schedule 3.1(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)           Solvency and Indebtedness.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing.  Except as disclosed in Schedule 3(aa), neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  Schedule 3(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments and provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (y) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money in excess of $100,000 (other than trade payables incurred in the ordinary course of business), (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments in excess of $100,000, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement classified as a capital lease under GAAP with a present value in excess of $100,000, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (z) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(bb)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)           Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)           Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ff)           Seniority.  As of the Closing, no Indebtedness or other claim (other than trade payables entered into in the ordinary course of business) against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg)           No Disagreements with Accountants and Lawyers.  Except as set forth on Schedule 3.1(gg), there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(hh)           Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii)           Acknowledgment Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be presumed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj)           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company during the applicable restricted period referred to in Regulation M under the Exchange Act relating to the offer and sale of the Securities, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk)           Stock Option Plans. Except as set forth on Schedule 3.1 (kk), each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll)           Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm)           Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn)           Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(oo)           Environmental Laws.  To the Company’s knowledge, the Company and each Subsidiary (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all material terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all applicable laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(pp)           Regulation of Medical Devices.  The Company and each Subsidiary (i) possesses all certificates, authorizations, approvals, clearances, licenses, registrations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as presently conducted (“Medical Device Permits”), including, without limitation, all Medical Device Permits required by the United States Food and Drug Administration or any other federal, state or foreign agencies or bodies engaged in the regulation of Medical Devices (a "Regulatory Agency"), (ii) is in compliance with all Medical Device Permits and all Applicable Laws and Requirements (defined below) pertaining to its business as presently conducted, except where such non-compliance is not reasonably expected to result in a Material Adverse Effect, and (iii) has not received any notice of proceedings relating to the revocation or modification of any such Medical Device Permit, except for any revocation or modification that is not reasonably expected to result in a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from any Regulatory Agency which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the storage of, the sale of, or the labeling and promotion of any Medical Device, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Medical Device, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production or manufacturing at any facility of the Company or any of its Subsidiaries or any facility at which a product of the Company or a component of any such product is produced or manufactured, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any Applicable Laws and Rules (as defined below) by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.  Neither the Company not any Subsidiary has been informed by any Regulatory Agency that such Regulatory Agency will prohibit the marketing, sale, license or use in any jurisdiction of any product proposed to be developed, produced or marketed by the Company and its Subsidiaries nor has any Regulatory Agency expressed to the Company or any Subsidiary any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company and its Subsidiaries, and the Company and its Subsidiaries have not received any information from any Regulatory Agency which would reasonably be expected to lead to such actions.

(qq)           Clinical Trials.  The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its Subsidiaries were and, if still pending, are being conducted in compliance with all applicable statutes, laws, rules, regulations, policies, guidelines and protocols, as applicable (including, without limitation, those administered or issued by any applicable Regulatory Agency, including the relevant guidelines of the Israeli Ministry of Health) (collectively, “Applicable Laws and Rules”), except for any non-compliance that is not reasonably expected to result in a Material Adverse Effect.  Neither the Company nor its Subsidiaries has received any written notices from any Regulatory Agency with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or modification of such studies or tests, except for any termination, suspension or modification that is not reasonably expected to result in a Material Adverse Effect.

3.2           Representations and Warranties of the Purchasers.    Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company and the Placement Agents as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which it is a party and performance by such Purchaser of the transactions contemplated by the Transaction Documents to which it is a party have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           Information.  Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Purchaser.  Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3.1 above or contained in any of the other Transaction Documents.  Such Purchaser understands that its investment in the Securities involves a high degree of risk.  Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Purchaser understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of the Placement Agents or any of their agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(f)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c)           Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) following the six-month anniversary of the Closing Date if such Underlying Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions and as of such date the Company is in compliance with the current public information required under Rule 144 as to such Underlying Shares, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (each such event being a “Legend Removal Qualification Event”). Upon request, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent, if required by the Transfer Agent, promptly after a Legend Removal Qualification Event and the delivery to the Company or the Company’s counsel of any reasonable certifications requested by the Company or the Company’s counsel in connection with the issuance of such opinion to effect the removal of the legend hereunder with respect to any qualifying Underlying Shares. Following an applicable Legend Removal Qualification Event, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of (i) a legended certificate representing Underlying Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) or (ii) a Notice of Exercise or Notice of Conversion in the manner stated in the Warrants or Debentures to effect the exercise of a Warrant or conversion of a Debenture in accordance with its terms, and, in each case, any reasonable certifications from the Purchaser requested by the Company or the Company’s counsel in order to effectuate a legend removal (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Underlying Shares that is free from all restrictive and other legends.  In addition, promptly upon request of a Purchaser, the Company shall cause its counsel to promptly, but in no event later than two (2) Trading Days after such request and the delivery to the Company or the Company’s counsel of any reasonable certifications requested by the Company or the Company’s counsel, issue a legal opinion to the Transfer Agent at any time after the six month anniversary of the Closing Date if required by the Transfer Agent to transfer any of the Underlying Shares, which legal opinion shall provide that a Purchaser may transfer any of the Underlying Shares free of restriction during the 10 Trading Days following the date of such legal opinion and that the transferee thereof shall receive the Underlying Shares free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser if the Company is then a participant in such system.  In the event that, as of the Closing, the Company's Common Stock does not participate in The Depository Trust Company’s Deposit or Withdrawal at Custodian (“DWAC”) system program, the Company shall use commercially reasonable efforts to ensure that the Company becomes a participant in the DWAC system as soon as practicable following the Closing.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day commencing on the third Trading Day following the Legend Removal Date, until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information; Public Information.

(a)           Until the earliest of (i) 5 years following the Closing Date or (ii) the time that no Purchaser holds or has the right to acquire at least $375,000 of Underlying Shares (based on the VWAP of the Common Stock on the date of determination) (such earlier date, the “End Date”), the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)           At any time during the period commencing from the six (6) month anniversary of the date hereof and ending on the End Date, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than 30 days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the fifth (5th) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5           Conversion and Exercise Procedures.  Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures.  The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6           Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, file a Current Report on Form 8-K and press release, in a form reasonably acceptable to Oppenheimer & Co. Inc. on behalf of the Placement Agents, disclosing the material terms of the transactions contemplated hereby, including the Transaction Documents as exhibits thereto.  From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents (including conformed signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for (i) conducting clinical trials, (ii) expanding its sales and marketing division and (ii) its general working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than as set out herein and for the payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10           Indemnification of Purchasers.   Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such  Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any representations, warranties or covenants under the Transaction Documents or any violations by such Purchaser Party of state or federal securities laws. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11           Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)           The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.12           Reserved

4.13           Subsequent Equity Sales.  From the date hereof until the End Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.14           Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15           Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D as promulgated by the Commission under the Securities Act. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17           Capital Changes.  Until the one year anniversary of the Closing Date, other than for purposes of qualifying for initial listing on a national securities exchange or meeting the continued listing requirements of such exchange, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding 60% in principal amount outstanding of the Debentures.

4.18           Corporate Existence.  So long as any Purchaser owns any Debentures or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Debentures) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Debentures and the Warrants.

4.19           Board Representation.  If Sol J. Barer, Ph.D. ceases to serve as Chairman of the Board of Directors due to (a) Dr. Barer’s resignation as a director due to a material adverse change to the condition of Dr. Barer or any member of Dr. Barer’s immediate family or (b) a vote or written consent of stockholders of the Company, in which the requisite majority for approval of such removal by the stockholders of the Company does not include any stockholders who serve on the Board of Directors or who are Affiliates of any individuals who serve on the Board of Directors, the Company shall promptly take any and all actions (including by increasing the size of the Board of Directors) as may be required under the laws of its state of incorporation, its certificate of incorporation and bylaws and any all other applicable laws set forth by any governmental authority in order to (i) cause, within five (5) Trading Days following Dr. Barer’s departure, (x) the election of two directors designated by Genesis, which designees shall be (A) independent under Section 5605(a)(2) of the rules of the Nasdaq Stock Market (the “Independence Rules”), (B) not existing stockholders of the Company on the date hereof and (C) persons with relevant experience in either the biotechnology, pharmaceutical or healthcare industries, to serve as members of the Board of Directors from the date hereof until such director designees’ resignation, death, removal or disqualification (the “Genesis Designees”) and (y) the election of a chairman of the Board of Directors of the Company who qualifies as an independent director under the Independence Rules and (ii) until the Debentures are either repaid or converted in full, include the Genesis Designees as nominees for election or re-election as members of the Board of Directors, as the case may be, in the proxy statement to be sent to any holders of the Company’s capital stock in connection with any annual or special meeting of such holders entitled to vote on such matters if the re-election of the members of the Board of Directors shall be proposed by the Board of Directors in such proxy statement and, in such instance, the  Board of Directors shall recommend to any such holders of its capital stock entitled to vote at such meeting in such proxy statement the election or re-election, as applicable, of the Genesis Designees.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before April 10, 2012; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses.  At the applicable Closing, the Company has agreed to reimburse Genesis up to $75,000 plus applicable VAT for their legal and due diligence fees and expenses, $25,000 of which has been paid prior to the date hereof.  Accordingly, in lieu of the foregoing payments, the aggregate amount that Genesis is to pay for the Securities at the Closing shall be reduced by $50,000.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 60% in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the Placement Agents are intended third party beneficiaries of Article III hereof and except as otherwise set forth in Section 4.10.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with (a) the return to such Purchaser of the aggregate exercise price paid to the Company for such shares in connection with a rescinded Warrant exercise and (b) the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant or Debenture (including, issuance of a replacement warrant or debenture certificate evidencing such restored right).

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Meitar.  Meitar does not represent any of the Purchasers and only represents Genesis.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.19           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INSPIREMD, INC.	Address for Notice: 4 Menorat Hamaor Tel Aviv, Israel 67448
By: /s/ Ofir Paz Name: Ofir Paz Title: Chief Executive Officer With a copy to (which shall not constitute notice):	Fax: 972-3-691-7692
Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 Attention: Rick A. Werner, Esq. Fax: 212-884- 8234

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Securities Purchase Agreement – Company Signature Page]

[PURCHASER SIGNATURE PAGES TO INSPIREMD SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: HUG Funding LLC

Signature of Authorized Signatory of Purchaser: /s/ Daniel Saks

Name of Authorized Signatory: Daniel Saks

Title of Authorized Signatory: Managing Member

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $1,300,000

Principal Amount : $1,382,978

[SIGNATURE PAGES CONTINUE]

[Securities Purchase Agreement – Investor Signature Page]

[PURCHASER SIGNATURE PAGES TO INSPIREMD SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Genesis Opportunity Fund LP

Signature of Authorized Signatory of Purchaser: /s/ Daniel Saks

Name of Authorized Signatory: Daniel Saks

Title of Authorized Signatory: Managing Member

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $4,200,000

Principal Amount : $4,468,085

[SIGNATURE PAGES CONTINUE]

[Securities Purchase Agreement – Investor Signature Page]

[PURCHASER SIGNATURE PAGES TO INSPIREMD SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Genesis Asset Opportunity Fund LP

Signature of Authorized Signatory of Purchaser: /s/ Daniel Saks

Name of Authorized Signatory: Daniel Saks

Title of Authorized Signatory: Managing Member

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $2,000,000

Principal Amount : $2,127,659

[SIGNATURE PAGES CONTINUE]

[Securities Purchase Agreement – Investor Signature Page]

[PURCHASER SIGNATURE PAGES TO INSPIREMD SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Ayer Capital Partners Master Fund, L.P.

Signature of Authorized Signatory of Purchaser: /s/ Jay Venkatesan

Name of Authorized Signatory: Jay Venkatesan

Title of Authorized Signatory: Managing Member

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $3,256,500

Principal Amount : $3,464,362

[SIGNATURE PAGES CONTINUE]

[Securities Purchase Agreement – Investor Signature Page]

[PURCHASER SIGNATURE PAGES TO INSPIREMD SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Ayer Capital Partners Kestrel Fund, L.P.

Signature of Authorized Signatory of Purchaser: /s/ Jay Venkatesan

Name of Authorized Signatory: Jay Venkatesan

Title of Authorized Signatory: Managing Member

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $64,500

Principal Amount : $68,617

[SIGNATURE PAGES CONTINUE]

[Securities Purchase Agreement – Investor Signature Page]

[PURCHASER SIGNATURE PAGES TO INSPIREMD SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Epworth-Ayer Capital

Signature of Authorized Signatory of Purchaser: /s/ Jay Venkatesan

Name of Authorized Signatory: Jay Venkatesan

Title of Authorized Signatory: Managing Member

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $179,000

Principal Amount : $190,426

[Securities Purchase Agreement – Investor Signature Page]

COMPANY DISCLOSURE SCHEDULE

in connection with the

SECURITIES PURCHASE AGREEMENT

dated as of

April 5, 2012

by and among

INSPIREMD, INC.

and

THE PURCHASERS LISTED ON THE SIGNATURE PAGES ATTACHED THERETO

No disclosure of any item in these Schedules shall be construed as an admission that such item is material. These Schedules are intended to limit and not expand the scope of the representations, warranties and covenants contained in the Agreement. Information contained in these Schedules is not necessarily limited to the information required to be reflected in this Schedule and such additional information is included for informational purposes only. Disclosure of any item in any section of these Schedules shall be deemed disclosure with respect to all applicable sections to the extent such disclosure is reasonably apparent on its face, without any independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to such other representations.

SCHEDULE 3.1(a)

SUBSIDIARIES

InspireMD Ltd.

InspireMD GmbH

SCHEDULE 3.1(g)

CAPITALIZATION

I.           Capitalization

The authorized capital stock of the Company consists of (i) 5,000,000 shares of preferred stock, of which no shares are issued and outstanding; (ii) 125,000,000 shares of Common Stock, of which (A) 68,178,954 shares are issued and outstanding; (B) 8,564,756 shares issuable pursuant to outstanding awards under the InspireMD, Inc. 2011 UMBRELLA Option Plan; (C) 3,858,583 shares reserved for issuance pursuant to stock options issued outside of the InspireMD, Inc. 2011 UMBRELLA Option Plan; and (D) 7,723,583 shares reserved for issuance pursuant to outstanding warrants.

In addition, the Company has agreed to make the following option grants in the future:

Name and Description	No. of Options	Exercise Price	Vesting Schedule
As part of the compensation package for a candidate for the Vice-President of Sales and Marketing position	200,000	FMV	Over Three Years
Kafri Leibovich, Law Office	141,220 (1)	0.003	Fully vested
Kafri Leibovich, Law Office	9,674 (2)	0.003	Fully vested on grant
Total	350,894
______________

(1) Options have not yet received board approval but are covered by written agreement.

(2) Options have received board approval, but have not yet been earned.

II.           Affiliate Stock Holdings

None.

III.           Description of Options and Warrants

1.	2011 UMBRELLA Option Plan

The InspireMD, Inc. 2011 UMBRELLA Option Plan currently consists of three components, the primary plan document that governs all awards granted under the InspireMD, Inc. 2011 UMBRELLA Option Plan, and two appendices: (i) Appendix A, designated for the purpose of grants of stock options and restricted stock to Israeli employees, consultants, officers and other service providers and other non-U.S. employees, consultants, and service providers, and (ii) Appendix B, which is the 2011 U.S. Equity Incentive Plan, designated for the purpose of grants of stock options and restricted stock awards to U.S. employees, consultants, and service providers who are subject to the U.S. income tax.

The purpose of the InspireMD, Inc. 2011 UMBRELLA Option Plan is to provide an incentive to attract and retain employees, officers, consultants, directors, and service providers whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in the Company’s development and financial success. Unless terminated earlier by the board of directors, the InspireMD, Inc. 2011 UMBRELLA Option Plan will expire on March 27, 2021.

2.	Options

Options granted under the InspireMD, Inc. 2011 UMBRELLA Option Plan

Number of Shares		Exercise Price
3,558,412		Par Value
205,012		0.183
149,869		0.655
584,357		0.986
2,063,943		1.232
670,394		1.500
14,608		1.725
81,161		1.750
215,000		1.930
467,000		1.950
40,000		2.000
10,000		2.100
500,000		2.500
5,000		2.600

Total:	8,564,756

Options granted outside under the InspireMD, Inc. 2011 UMBRELLA Option Plan

Number of Shares		Exercise Price
287,666		Par Value
334,545		0.188
336,372		1.232
2,900,000		1.950

Total:	3,858,583

3.	Warrants

March $1.80 Warrants

On March 31, 2011 and on April 18, 2011, the Company issued certain investors five-year warrants to purchase up to an aggregate of 3,560,332 shares of Common Stock at an exercise price of $1.80 per share. The Company is prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. If at any time after the one year anniversary of the original issuance date of such warrants there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the warrant, then the holders of such warrants have the right to exercise the warrants by means of a cashless exercise. In addition, if (i) the volume-weighted average price of the Common Stock for 20 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 20-day average daily trading volume of the Common Stock has been at least 175,000 shares; (iii) a registration statement providing for the resale of the Common Stock issuable upon exercise of the warrants is effective and (iv) the Common Stock is listed for trading on a national securities exchange, then the Company may require each holder to exercise all or a portion of its warrant pursuant to the terms described above within seven business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such seven-day period.

April $1.80 Warrants

On April 18 and April 21, 2011, the Company issued certain investors five-year warrants to purchase up to an aggregate of 158,334 shares of Common Stock at an exercise price of $1.80 per share. The Company is prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. In addition, if (i) the volume-weighted average price of the Common Stock for 20 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 20-day average daily trading volume of the Common Stock has been at least 175,000 shares; and (iii) a registration statement providing for the resale of the Common Stock issuable upon exercise of the warrants is effective, then the Company may require each holder to exercise all or a portion of its warrant pursuant to the terms described above within three business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such three-day period.

Placement Agent Warrant

As consideration for serving as placement agent in connection with certain private placements, the Company issued Palladium Capital Advisors, LLC a five-year warrant to purchase up to 430,740 shares of Common Stock at an exercise price of $1.80 per share. The terms of this warrant are identical to the March $1.80 Warrants described above.

Employee Warrants

On March 31, 2011, for work performed in connection with the share exchange transactions and as bonus compensation, the Company issued Craig Shore, the Company’s chief financial officer, secretary and treasurer, a five-year warrant to purchase up to 3,000 shares of Common Stock at an exercise price of $1.80 per share. The terms of this warrant are identical to the April $1.80 Warrants described above.

Consultant Warrants

In connection with the March 31, 2011 private placement, the Company issued to Hermitage Capital Management, a consultant, a five-year warrant to purchase up to 6,667 shares of Common Stock at an exercise price of $1.80 per share, in consideration for consulting services. The terms of this warrant are identical to the April $1.80 Warrants described above.

In consideration for financial consulting services, the Company issued to The Benchmark Company, LLC, a consultant, a five-year warrant to purchase up to 50,000 shares of Common Stock at an exercise price of $1.50 per share. The terms of this warrant are identical to the April $1.80 Warrants described above, except that the exercise price for this warrant is $1.50 per share.

On March 31, 2011, the Company issued certain consultants five-year warrants to purchase up to an aggregate of 2,500,000 shares of Common Stock at an exercise price of $1.50 per share. The terms of these warrants are identical to the March $1.80 Warrants described above, except that the exercise price for these $1.50 warrants is $1.50 per share.

$1.23 Warrants

In connection with the Company’s share exchange transactions on March 31, 2011, the Company issued certain investors warrants to purchase up to an aggregate of 1,014,500 shares of Common Stock at an exercise price of $1.23 per share. These warrants may be exercised any time on or before July 20, 2013 and were issued in exchange for warrants to purchase up to 125,000 ordinary shares of InspireMD Ltd. at an exercise price of $10 per share. The Company is prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 9.99% in the aggregate of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. In addition, if at any time following the one year anniversary of the original issuance date of the warrants, (i) the Common Stock is listed for trading on a national securities exchange, (ii) the closing sales price of the Common Stock for 15 consecutive trading days is at least 165% of the exercise price of the warrants; (iii) the 15 day average daily trading volume of the Common Stock has been at least 150,000 shares and (iv) a registration statement providing for the resale of the Common Stock issuable upon exercise of the warrants is effective, then the Company may require each investor to exercise all or a portion of its warrant pursuant to the terms described above at any time upon at least 15 trading days prior written notice. Any warrant that is not exercised as aforesaid shall expire automatically at the end of the 15-day notice period.

IV.           Commitments to Issue Additional Shares of Common Stock or Common Stock Equivalents

1.
Pursuant to Section 4.9 of the Securities Purchase Agreement, dated March 31, 2011, by and between the Company and the purchasers identified on the signature pages thereto, as amended (the “2011 SPA”), in the event the Company fails to obtain a listing of Common Stock on the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange on or before December 31, 2012, the Company will issue and deliver to each purchaser additional shares of Common Stock in an amount equal to ten percent (10%) of the number of shares of Common Stock acquired by each such purchaser on the closing date of the transaction contemplated by the 2011 SPA (the “2011 SPA Closing Date”).

2.
Pursuant to Section 4.14 of the 2011 SPA, until March 31, 2014, in the event that the Company issues or sells any shares of Common Stock or any Common Stock Equivalent pursuant to which shares of Common Stock may be acquired at a price less than the Per Share Purchase Price (as defined below), then the Company shall promptly issue additional shares of Common Stock to each purchaser thereunder, for no additional consideration, in an amount sufficient that the purchase price paid pursuant to the 2011 SPA, when divided by the total number of shares of Common Stock issued to each such purchaser will result in an effective per share purchase price paid by each such purchaser pursuant to the 2011 SPA equal to the original per share purchase price multiplied by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of additional shares of Common Stock so issued would purchase at the original per share purchase price; and (B) the denominator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue plus (y) the number of such additional shares of Common Stock so issued (such adjustment, a “Dilution Adjustment”).  This weighted average anti-dilution protection shall not apply in respect of an Exempt Issuance (as defined below).

In the event that the Company consummates a financing at any point until March 31, 2014, pursuant to which the Company sells shares of Common Stock in one transaction or series of related transactions, other than in a transaction with an Affiliate of the Company or any Subsidiary, at a price per share greater than the Per Share Purchase Price (as defined below) that results in aggregate gross proceeds to the Company of at least $5,000,000 and does not provide the investors in such financing with any price protection similar to the weighted average anti-dilution protection described in this Section 2, this weighted average anti-dilution protection shall become void and of no further effect and the purchasers shall not be entitled to any future Dilution Adjustments.

“Per Share Purchase Price” equals $1.50, subject to appropriate adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the 2011 SPA.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to the Company’s stock option plan in an amount not to exceed 15,000,000 shares of Common Stock in the aggregate (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the closing date of the 2011 SPA), (b) securities upon the exercise or exchange of or conversion of any of the shares of Common Stock, the warrants to purchase Common Stock or the shares of Common Stock issuable upon exercise of such warrants issued pursuant to the 2011 SPA, (c) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the 2011 SPA and listed on Schedule 3.1(g) to the 2011 SPA (available as Exhibit 10.5 to the Company’s Amendment No. 1 to Form S-1, as filed with the Commission on August 26, 2011), provided that such securities have not been amended since the date of the 2011 SPA to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issued (other than for cash) in connection with a synergistic merger, acquisition, or consolidation of all or substantially all of the assets, securities or business division of another entity, (e) options to purchase up to an aggregate of 486,966 shares of Common Stock at an exercise price of $1.23 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Closing Date) to David Ivry, Robert Fischell and Fellice Pelled (and the shares of Common Stock issuable upon exercise), which options shall be fully vested and shall expire on December 31, 2014, and (f) up to 5,800,000 shares of Common Stock or options to purchase up to 5,800,000 shares of Common Stock, or a combination thereof, for issuance as compensation to current and future members of the Company’s board of directors.

3.
Pursuant to Section 4.15 of the 2011 SPA, in the event the Company issues any shares of Common Stock with respect to a settlement or award related to any litigation set forth on Schedule 3.1(j) to the 2011 SPA (each, a “Contingency Issuance”), the Company shall immediately thereafter issue to each such purchaser such number of new shares of Common Stock (the “Contingency Shares”), for no additional consideration, as would cause the sum of (a) shares of Common Stock acquired pursuant to the 2011 SPA by such purchaser (the “Acquired Shares”) and (b) the Contingency Shares to represent the same percentage of the Company’s outstanding Common Stock as the Acquired Shares represented immediately prior to such Contingency Issuance (assuming such purchaser has not disposed of any Acquired Shares since the closing of the transaction contemplated by the 2011 SPA).

V.           Shares of Capital Stock Issued Not in Compliance with Securities Laws

InspireMD Ltd. may have violated section 15 of the Israeli Security Law of 1968.  Section 15 to the Israeli Security Law of 1968 requires the filing of a prospectus with the Israel Security Authority and the delivery thereof to purchasers in connection with an offer or sale of securities to more than 35 parties during any 12 month period.  InspireMD Ltd. allegedly issued securities to more than 35 investors during certain 12-month periods, ending in October 2008.  However, InspireMD Ltd. has applied for a no-action determination from the Israel Security Authority and is awaiting a response.

SCHEDULE 3.1(h)

SEC REPORTS

1.	Current Report on Form 8-K, filed with the Commission on March 13, 2012, was filed one day late.

SCHEDULE 3.1(j)

LITIGATION

1.	Eric Ben Mayor

Court of Agency:  Regional Labor Court in Tel Aviv

Date Instituted:  November 2, 2010

Principal Parties:  Eric Ben Mayor vs. InspireMD Ltd., InspireMD GmbH, Ofir Paz and Dr. Asher Holzer

Description:  A former senior employee of InspireMD Ltd. has claimed that he was improperly terminated and that InspireMD Ltd. owes him money for due salary and pension fund payments, vacation pay, sick days, severance pay, additional prior notice payment, commission for revenues and other types of funds received by InspireMD Ltd.

Relief Sought:  1,476,027 NIS plus compensation for holding back wages and options to purchase 2,029,000 shares of Common Stock at an exercise price of $0.001.

2.	Pires & Tarsis

Court of Agency:  Magistrate Court in Tel Aviv

Date Instituted:  February 10, 2011

Principal Parties:  Pires & Tarsis Sociedade De Advogados vs. InspireMD Ltd.

Description:  Pires & Tarsis has claimed that InspireMD Ltd. breached a Finder’s Fee Agreement between the parties through improper termination and failing to pay a finder’s fee allegedly owed to Pires & Tarsis. InspireMD Ltd. has claimed that it properly terminated the agreement on account of a breach by Pires & Tarsis and that Pires & Tarsis is not entitled to any payments because Pires & Tarsis never provided the services that were contracted for in the Finder’s Fee Agreement.  In addition, InspireMD Ltd. has counterclaimed, seeking the return of a 108,000 NIS payment to Pires & Tarsis by InspireMD Ltd. for the first shipment of InspireMD Ltd.'s stents to the distributor that Pires & Tarsis allegedly introduced to InspireMD Ltd.

Relief Sought:  1,200,000 NIS

3.	Bary Oren

Court of Agency:  Regional Labor Court in Tel Aviv

Date Instituted:  August 8, 2011

Principal Parties:  Bary Oren v. InspireMD Ltd.

Description:  A former senior employee of InspireMD Ltd. has claimed that he was improperly terminated and that InspireMD Ltd. owes him 403,200 NIS in compensation and options to purchase 486,966 shares of Common Stock.

Relief Sought:  403,200 NIS in compensation and options to purchase 486,966 shares of Common Stock.

4.	M.A. Bromfeld – Business Promotion Ltd.

Court of Agency:  Magistrate Court in Tel Aviv

Date Instituted:  November 13, 2011

Principal Parties: M.A. Bromfeld – Business Promotion Ltd. vs. InspireMD Ltd., InspireMD GmbH, Ofir Paz and Dr. Asher Holzer

Description:  A former finder of InspireMD Ltd. has claimed that it is entitled to convert certain of its options to purchase shares of InspireMD Ltd. into options to purchase 110,785 shares of Common Stock at an exercise price of $0.45 per share and 39,087 shares of Common Stock at an exercise price of $1.23.

Relief Sought:  Options to purchase 110,785 shares of Common Stock at an exercise price of $0.45 per share and 39,087 shares of Common Stock at an exercise price of $1.23.

5.	Christina Makov and Amir Makov

Court of Agency:  Economic Department of the Tel Aviv District Court

Date Instituted :  December 27, 2011

Principal Parties:  Christina Makov and Amir Makov vs. InspireMD Ltd.

Description:  Ms. Makov has claimed that she is owed options to purchase 584,357 shares of Common Stock due to her under an employment agreement she entered into with InspireMD Ltd.  InspireMD Ltd. has claimed that Ms. Makov is not owed an options because she never performed any of her obligations under the employment agreement and did not earn her options.

Relief Sought:  Options to purchase 584,357 shares of Common Stock.

6.	Moshit Yaffe

Court of Agency: None.

Date Instituted:  Litigation threatened.

Description:  Ms. Yaffe has claimed that she was entitled to options to purchase shares of InspireMD Ltd. in connection with InspireMD Ltd.’s loan Agreement with Mizrachi Tefachot Bank Ltd.  InspireMD Ltd. has responded that she is not entitled to any options and, even if she were, such options would have expired.  The Company has not received any communication about this threatened litigation since August 8, 2011.

7.	Ashi Schlein

Court of Agency: None.

Date Instituted:  Litigation threatened.

Description:  Mr. Schlein has claimed that he is entitled to shares of Common Stock upon the exercise of an option that was assigned to him by Yuli Ofer.  InspireMD Ltd. has responded that such option has expired and that Mr. Schlein is not entitled to any additional shares of Common Stock.  The Company has not received any further communications about this matter since October 3, 2011.

8.	Africa Israel Properties Ltd., Eilot Investments (Ramat Vered) 1994 Ltd. and Sharda Ltd.

Court of Agency:  None.

Date Instituted:  Litigation threatened.

Description:  The parties listed above are the landlords for the offices and laboratory in Rechovot that InspireMD Ltd. leased beginning on January 1, 2012.  The lease was terminated by InspireMD Ltd. on February 26, 2012.  The parties are disputing whether the termination was permitted under the lease agreement.  The Company last received communication about this matter on March 14, 2012.

9.	MicroBank LLC & James D. Burchetta

Court of Agency:  None.

Date Instituted :  Litigation threatened.

Description:  MicroBank LLC and James D. Burchetta claim that InspireMD Ltd. owes them a finder’s fee in connection with the March 2011 private placement to having introduced InspireMD Ltd. to Palladium Capital Advisors.

Relief Sought:  $1,000,000 and equity interests worth 9% of the Company’s March 2011 private placement.

SCHEDULE 3.1(k)

LABOR RELATIONS

See Schedule 3.1(j).

SCHEDULE 3.1(p)

INSURANCE

The Company has directors and officers insurance coverage in the amount equal to $20,000,000.

SCHEDULE 3.1(s)

CERTAIN FEES

1.
As consideration for serving as the Company’s “lead left” placement agent, the Company has agreed to (i) pay Oppenheimer & Co. (“Opco”) 70% of the 7% of the gross proceeds from the sale of the Debentures and the Warrants pursuant to this Agreement (other than those proceeds from the sale of the Debentures and the Warrants to HUG Funding LLC (“HUG”)), and (ii) issue Opco warrants to purchase 70% of the 3% of the number of shares of Common Stock underlying the Debentures purchased by the Purchasers pursuant to this Agreement (other than those Debentures purchased by HUG).  In addition, the Company has agreed to (a) pay Opco a cash fee equal to 3.5% of the aggregate amount of Debentures purchased by HUG pursuant to this Agreement, and (b) issue Opco warrants to purchase 1.5% of the number of shares of Common Stock underlying the Debentures purchased by HUG pursuant to this Agreement.

2.
As consideration for serving as the Company’s “lead right” placement agent, the Company has agreed to (i) pay JMP Securities LLC (“JMP”) 30% of the 7% of the gross proceeds from the sale of the Debentures and the Warrants pursuant to this Agreement (other than those proceeds from the sale of the Debentures and the Warrants to HUG) , and (ii) issue JMP warrants to purchase 30% of the 3% of the number of shares of Common Stock underlying the Debentures purchased by the Purchasers pursuant to this Agreement (other than those Debentures purchased by HUG).  In addition, the Company has agreed to (a) pay JMP a cash fee equal to 1.05% of the aggregate amount of Debentures purchased by HUG pursuant to this Agreement, and (b) issue JMP warrants to purchase 0.45% of the number of shares of Common Stock underlying the Debentures purchased by HUG pursuant to this Agreement.

3.
As consideration for serving as the Company’s financial advisor, the Company has agreed to (i) pay Palladium Capital Advisors, LLC (“Palladium”) a cash fee equal to 3.5% of the aggregate amount of Debentures purchased by HUG pursuant to this Agreement, payable in cash by wire transfer at the Closing, and (ii) issue Palladium warrants to purchase 3.5% of the number of shares of Common Stock underlying the Debentures purchased by HUG pursuant to this Agreement, which warrants shall be identical to the Warrants issued to Purchasers.

SCHEDULE 3.1(w)

TRADING MARKET NOTICE

On March 31, 2011, the Company (then known as Saguaro Resources, Inc.) received an OTCBB Delinquency Notification due to the Company’s failure to be current in its reporting obligations.  As such, an “E” was appended to the Company’s stock symbol on April 1, 2011.  The Company was deemed to be in compliance with its reporting obligations on April 8, 2011 and the “E” was removed from the Company’s stock symbol on April 11, 2011.

SCHEDULE 3.1(aa)

SOLVENCY

The Company and its Subsidiaries have incurred the following Indebtedness:

1.	An obligation to pay $1.7 million for the completion of the MGuard for Acute ST Elevation Reperfusion Trial (MASTER Trial).

2.
An obligation to pay between $10 million and $12 million for the U.S. Food and Drug Administration trial, assuming the current protocol.  In the event that the protocol for the trial is changed and the trial will compare MGuard against both non-drug-eluting stents and drug-eluting stents, the sample size for the trial would be required to be increased, which could result in an increase in cost of the trial of up to $5 million.  This increase is based upon the Company’s best estimates and not based upon information from the U.S. Food and Drug Administration.

SCHEDULE 3.1(ee)

ACCOUNTANTS

The Company’s accounting firm is Kesselman & Kesselman, Certified Public Accountants, a member of PricewaterhouseCoopers International Limited.

SCHEDULE 3.1(gg)

NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS

InspireMD Ltd. is currently disputing 188,000 NIS, including VAT, in legal fees to Goldfarb, Levy, Eran, Meiri, Tzafrir & Co., previous legal advisors of InspireMD Ltd.  The dispute regarding such fees has been pending since June 2010.  The Company has not received any communications with respect to such dispute in the past twelve months.

SCHEDULE 3.1(kk)

STOCK OPTION PLANS

See Schedule 3.1(g).